TELARIA REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Quarterly revenue of $9.6 million, up 56% year-over-year

NEW YORK, NY - May 7, 2018 - Telaria, Inc. (NYSE:TLRA), a complete software platform to manage premium video advertising, today announced financial results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights:

•	Revenue of $9.6 million, up 56% year-over-year

•	Gross profit of $8.6 million, up 59% year-over-year

•	Gross margin of 89%

•	Adjusted EBITDA(1) of $(3.3) million, compared to $(6.7) million in the prior year period

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

“Our first quarter results represent a great start to the year. We drove significant year-over-year growth in both revenue and EBITDA, closing the quarter at the high end of our guidance,” said Mark Zagorski, Telaria CEO.  “Our results validate the strategy we laid out two quarters ago when we launched Telaria, including investing in differentiated technology, focusing solely on premium partnerships and growing revenue contribution from CTV. We are excited for the quarters ahead and remain confident in our ability to achieve our long-term targets."

Business Highlights:

•	Closed exclusive deals with Singtel and Outbrain

•	Introduced our Preferred Partnership Program with leading video publishers, giving Telaria unique access to premium inventory for buyers

•	Increased CTV revenue to 20% of total revenue for the quarter compared to 4% in Q1 2017

•	Added senior sales leadership to expand on growth opportunities

First Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended March 31,
	2018	2017	% Change

Revenue	$9.6	$6.1	56%
Gross profit	$8.6	$5.4	59%
Loss from continuing operations, net of income taxes	$(6.1)	$(9.5)	36%
Adjusted EBITDA	$(3.3)	$(6.7)	51%
Net loss from continuing operations, net of income taxes per share	$(0.12)	$(0.19)	37%

Guidance
Based on information available as of May 7, 2018, the Company expects the following:
Second Quarter and Full Year 2018 Outlook

	Q2 2018	Full Year 2018

Revenue	$11.5 - $13.5 million	$58.0-$62.0 million
Adjusted EBITDA	$(2.0) - $0.0 million	$5.0-$8.0 million

Q1 2018 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (877) 407-9039 or (201) 689-8470 (Toll/International). The call will also be broadcast simultaneously at http://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 13678445. The telephone replay will be available from 11:00 AM ET May 7, 2018 through 11:59 PM ET May 14, 2018. Additional investor information can be accessed at http://investor.telaria.com.

About Telaria
Telaria (NYSE: TLRA) is a complete software platform to manage premium video advertising. We engineer the most robust suite of analytics, automated decisioning, and integrated programmatic and direct monetization tools in the industry. Global publishers require total command of their business; Telaria's independent solution empowers unbiased decisions for the best revenue outcomes.

“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2018 second quarter and full year financial guidance and long-term financial targets. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results, including loss of synergies between the buyer platform and seller platform; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners, including the Tremor Video DSP buyer platform, which the company sold in August 2017; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 2, 2018 and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the period ended March 31, 2018.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Telaria disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Telaria reports Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as loss from continuing operations, net of income taxes before depreciation and amortization, total interest expense and other income (expense), net, provision for income taxes and adjusted to eliminate the impact of non-cash stock-based compensation expense, acquisition related costs, mark-to-market expense, executive severance, retention and recruiting costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-699-7706
lrao@telaria.com

Exhibit A

Telaria, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,585	$76,320
Accounts receivable, net	46,933	59,288
Prepaid expenses and other current assets	3,674	2,499
Total current assets	123,192	138,107
Long-term assets:
Property and equipment, net	1,909	3,194
Intangible assets, net	1,195	1,307
Goodwill	6,300	6,320
Deferred tax assets	332	332
Other assets	1,013	1,168
Total long-term assets	10,749	12,321
Total assets	$133,941	$150,428

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$48,026	$59,419
Deferred rent, short-term	859	808
Deferred income	585	674
Other current liabilities	49	53
Total current liabilities	49,519	60,954
Long-term liabilities:
Deferred rent	5,867	5,260
Deferred tax liabilities	331	338
Other non-current liabilities	53	737
Total liabilities	55,770	67,289
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Treasury stock	(8,443)	(8,443)
Additional paid-in capital	289,479	288,277
Accumulated other comprehensive loss	(302)	(232)
Accumulated deficit	(202,569)	(196,468)
Total stockholders’ equity	78,171	83,139
Total liabilities and stockholders’ equity	$133,941	$150,428

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$9,601	$6,139
Cost of revenue	1,028	764
Gross profit	8,573	5,375

Operating expenses:
Technology and development(1)	2,308	2,425
Sales and marketing(1)	6,293	6,526
General and administrative(1)	4,998	4,873
Depreciation and amortization	1,801	1,021
Mark-to-market(2)	—	55
Total operating expenses	15,400	14,900

Loss from continuing operations	(6,827)	(9,525)

Interest and other income (expense), net:
Interest expense	(3)	(52)
Other income, net	717	25
Total interest and other income (expense), net	714	(27)

Loss from continuing operations before income taxes	(6,113)	(9,552)

Provision (benefit) for income taxes	14	(10)

Loss from continuing operations, net of income taxes	(6,127)	(9,542)

Gain on sale of discontinued operations, net of income taxes	26	—
Income from discontinued operations, net of income taxes	—	2,682
Total income from discontinued operations, net of income taxes	26	2,682

Net loss	$(6,101)	$(6,860)

Net income (loss) per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.12)	$(0.19)
Income from discontinued operations, net of income taxes	$—	$0.05
Net loss	$(0.12)	$(0.14)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	51,827,685	49,998,547

(1) Stock-based compensation expenses included above:

	Three Months Ended March 31,
	2018	2017
Stock-based compensation expense:
Technology and development	$129	$144
Sales and marketing	309	163
General and administrative	418	437
Total stock-based compensation expense in continuing operations	$856	$744

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

(2) Reflects expense incurred based on the Company’s re-measurement of the estimated fair value of earn-out payments that were paid in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”), and which are not conditioned on continued employment with the Company.

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss from continuing operations	$(6,127)	$(9,542)
Total income from discontinued operations	26	2,682
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,801	2,349
Bad debt expense	—	296
Mark-to-market expense	—	55
Compensation expense related to the acquisition contingent consideration	—	825
Deferred tax benefit	—	(27)
Loss on disposal of property and equipment	22	—
Stock-based compensation expense	856	1,016
Net changes in operating assets and liabilities:
Decrease in accounts receivable	12,355	11,262
Increase in prepaid expenses, other current assets and other long-term assets	(1,020)	(779)
Decrease in accounts payable and accrued expenses	(11,590)	(20,499)
Decrease in other current liabilities	(4)	(79)
Increase/(decrease) in deferred rent and security deposits payable	658	(118)
(Decrease)/increase in deferred income	(90)	22
Decrease in other liabilities	(685)	—
Net cash used in operating activities	(3,798)	(12,537)

Cash flows from investing activities:
Purchase of property and equipment	(256)	(754)
Net cash used in investing activities	(256)	(754)

Cash flows from financing activities:
Proceeds from the exercise of stock options awards	1,018	38
Proceeds from issuance of common stock under employee stock purchase plan	240	256
Principal portion of capital lease payments	—	(102)
Treasury stock — repurchase of stock	—	(2,406)
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(912)	(654)
Net cash provided by (used in) financing activities	346	(2,868)

Net decrease in cash, cash equivalents and restricted cash	(3,708)	(16,159)

Effect of exchange rate changes in cash, cash equivalents and restricted cash	(27)	261

Cash, cash equivalents and restricted cash at beginning of period	76,320	43,930
Cash, cash equivalents and restricted cash at end of period	$72,585	$28,032

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Loss from continuing operations, net of income taxes	$(6,127)	$(9,542)
Adjustments:
Depreciation and amortization expense	1,801	1,021
Total interest and other income (expense), net	(714)	27
Provision (benefit) for income taxes	14	(10)
Stock-based compensation expense	856	744
Acquisition-related costs(1)	—	825
Mark-to-market expense(2)	—	55
Executive severance, retention and recruiting costs	143	30
Expenses for transitional services(3)	389	—
Other adjustments(4)	313	102
Total net adjustments	2,802	2,794
Adjusted EBITDA	$(3,325)	$(6,748)

(1)
For the three months ended March 31, 2017, reflects acquisition-related costs incurred in connection with our acquisition of The Video Network Pty, Ltd, an Australian proprietary limited company ("TVN").  Includes compensation-related expenses related to contingent consideration payments that were paid to certain TVN sellers that were subject to continued employment.

(2)
Reflects expense incurred based on the re-measurement, at March 31, 2017, of the estimated fair value of earn-out payments that were paid in connection with the acquisition of TVN and which were not conditioned on continued employment.

(3)	Reflects costs incurred providing transitional services following the sale of our buyer platform.

(4)
For the three months ended March 31, 2018, reflects rent expense for our future corporate headquarters, which are currently unoccupied. For the three months ended March 31, 2017, reflects amounts accrued in connection with a one-time change in our employee vacation policy for the first quarter of 2017.